Exhibit No. 23.1


CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement No. 33-72958 of Panhandle Eastern Pipe Line Company on Form S-3 of our report dated February 13, 1998, appearing in this Form 10-K of Panhandle Eastern Pipe Line Company for the year ended December 31, 1997.


Deloitte & Touche LLP
Charlotte, North Carolina
March 30, 1998



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